UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2010

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 22, 2010, we amended several provisions of our charter by filing the Second Articles of Amendment to the Articles of Amendment and Restatement, or the Second Articles of Amendment, with the State Department of Assessments and Taxation of Maryland. The Second Articles of Amendment were previously approved by our board of directors on April 15, 2010, subject to stockholder approval, and approved by our stockholders at the Annual Meeting of Stockholders held June 22, 2010, as described in Item 5.07 below.

The primary purpose of the Second Articles of Amendment is to amend the definition of “Independent Directors” and the investor suitability standards as currently set forth in our charter. The Second Articles of Amendment revised the definition of “Independent Director” in accordance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA REIT Guidelines. With respect to the amendment of the investor suitability standards in our charter, we have revised our charter to increase the minimum annual gross income and net worth investor suitability standards consistent with the investor suitability standards set forth in the NASAA REIT Guidelines.

The foregoing description of the Second Articles of Amendment is qualified in its entirety by reference to the Second Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on June 22, 2010, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2010, we held our 2010 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following two proposals: (i) to elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified; and (ii) to approve amendments to our charter, as described in Item 5.03 above. The two proposals are described in detail in our definitive proxy statement, dated April 19, 2010, as filed on Schedule 14A on April 19, 2010.

Both of the proposals were approved by our stockholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified:

Nominee	Shares For	Shares Withheld
Stanley J. Olander, Jr.	9,878,847	298,292
Andrea R. Biller	9,874,098	303,041
Glenn W. Bunting, Jr.	9,871,846	305,293
Robert A. Gary, IV	9,871,791	305,348
Richard S. Johnson	9,868,952	308,187

No broker non-votes were cast in the election of our directors.

Proposal 2. Proposal for approval of amendments to our charter:

Shares For	9,226,140
Shares Against	167,494
Shares Abstained	783,505

No broker non-votes were cast in the approval of amendments to our charter.

Item 8.01 Other Events.

One June 22, 2010, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2010 and ending on September 30, 2010.

The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0016438 per share of common stock, which is equal to an annualized distribution rate of 6.0%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the July 2010, August 2010 and September 2010 periods will be paid in August 2010, September 2010 and October 2010, respectively, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Second Articles of Amendment to the Articles of Amendment and Restatement of Grubb & Ellis Apartment REIT, Inc., dated June 22, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

June 23, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Second Articles of Amendment to the Articles of Amendment and Restatement of Grubb & Ellis Apartment REIT, Inc., dated June 22, 2010